Exhibit 99.1

For Immediate Release

For more information contact:	Annie Leschin
StreetSmart Investor Relations
415-775-1788
or
David I. Rosenthal
UQM Technologies, Inc.
303-682-4900

UQM Technologies Announces Promotion of Joseph Mitchell

to Chief Operating Officer and Interim President and CEO

LONGMONT, COLORADO, JULY 21, 2015 - UQM Technologies, Inc. (NYSE MKT: UQM) today announced that its board of directors has promoted Joseph Mitchell to the position of Chief Operating Officer with additional responsibilities of interim President and CEO, effective immediately, as the board sets out to identify a permanent CEO through a disciplined search process.  Eric Ridenour, UQM’s former Chief Executive Officer, President and Director, has left the company to pursue other interests.

John Sztykiel, UQM director and former CEO of Spartan Motors, will be the board of directors’ liaison during the transition period and will serve as an advisor to Mr. Mitchell and the rest of the UQM management team.

Donald Vanlandingham, UQM’s chairman of the Board of Directors, said, "The board is excited to have Joe expand his responsibilities at UQM.  Joe has played a major role in the company's progress on a number of fronts and is ideally suited to assume these added responsibilities because of his integral knowledge of all aspects of the business and his strong relationships throughout the industry.  We thank Eric for his leadership during the last five years."

"I look forward to working closely with our board of directors, executive team, and all of our employees to achieve our strategic goals," said Mr. Mitchell. "Since joining the company in 2012, I have been involved in all facets of the business and am more confident than ever in UQM’s potential."

Joseph Mitchell joined the Company on June 1, 2012 and served as Senior Vice President of Operations. From March 2012 until joining the Company, Mr. Mitchell was Director of Quality, North America, for A123 Systems, Inc. Mr. Mitchell served as

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

Director, Operations and Quality - North American Hybrid Electric Drives for Continental Automotive from January 2008 through March 2012. From January 2007 through January 2008, Mr. Mitchell served as Director of Operations and Hybrid Drive Segment Manager for Siemens VDO. Prior to that, Mr. Mitchell was Director of Operations for the Electric and Hybrid Drive division and head of Global Quality for Ballard Power Systems and he also held a series of international manufacturing and quality positions at Ford Motor Company in the USA, Mexico and Canada.  Mr. Mitchell received a BS degree from Niagara University and an MBA from Vanderbilt University.

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine, military and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 and ISO 14001 certified and located in Longmont, Colorado.

For more information, please visit www.uqm.com.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, gaining required certifications, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity, and the continued growth of the electric-powered vehicle industry. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our Form 10-K and Form 10-Q’s, which are available through our website at www.uqm.com  or at www.sec.gov.